As filed with the Securities and Exchange Commission on May 16, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Chagee Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands		Not Applicable
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
Tower B, Hongqiao Lianhe Building No. 99 Kaihong Road Changning District, Shanghai People’s Republic of China, 200051 +86 186 8893 0014
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Public Company Share Incentive Plan

(Full titles of the plans)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

Telephone: +1 212 947 7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Copies to:

Junjie Zhang	Li He, Esq.
Chief Executive Officer
Chagee Holdings Limited Tower B, Hongqiao Lianhe Building No. 99 Kaihong Road Changning District, Shanghai People’s Republic of China, 200051 +86 186 8893 0014	Davis Polk & Wardwell LLP c/o 18th Floor The Hong Kong Club Building 3A Chater Road, Central Hong Kong +852 2533 3300

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants in the Plan covered by this Registration Statement, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Commission are incorporated by reference herein:

(a)	The Registrant’s prospectus filed with the Commission on April 18, 2025 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”) (Securities Act File No. 333-286081); and

(b)	The description of the Registrant’s Class A ordinary shares contained in the Registrant’s registration statement on Form 8-A under the Exchange Act of 1934, as amended (the “Exchange Act”) filed on April 10, 2025, as modified by any amendment or report filed for the purpose of updating such description (Exchange Act File No. 001-42598).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 8. Exhibits.

See the Index to Exhibits attached hereto.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Fourth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 from the Registrant’s registration statement on Form F-1 initially filed on March 25, 2025, as amended) (Securities Act File No. 333-286081).

4.2	Registrant’s Specimen Certificate for Class A ordinary Shares (incorporated herein by reference to Exhibit 4.2 from the Registrant’s registration statement on Form F-1 initially filed on March 25, 2025, as amended) (Securities Act File No. 333-286081).

4.3	Form of Deposit Agreement between the Registrant, the depositary and holders of the American Depositary Shares (incorporated herein by reference to Exhibit 4.3 from the Registrant’s registration statement on Form F-1 initially filed on March 25, 2025, as amended) (Securities Act File No. 333-286081).

5.1*	Opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel to the Registrant, regarding the legality of the Class A ordinary shares being registered.

10.1	Public Company Share Incentive Plan (incorporated herein by reference to Exhibit 10.1 from the Registrant’s registration statement on Form F-1 initially filed on March 25, 2025, as amended) (Securities Act File No. 333-286081).

23.1*	Consent of KPMG Huazhen LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page of this Registration Statement)

107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on May 16, 2025.

Chagee Holdings Limited

By:	/s/ Junjie Zhang
Name:	Junjie Zhang
Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Junjie Zhang as his true and lawful attorney-in-fact and agent with the full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on May 16, 2025.

Signature	Title

/s/ Junjie Zhang	Chairman of the Board Chief Executive Officer (Principal Executive Officer)
Junjie Zhang

/s/ Dengfeng Yin	Director, Chief Operating Officer
Dengfeng Yin

/s/ Mian Lu	Director, Vice President
Mian Lu

/s/ Yong Zhang	Director
Yong Zhang

/s/ Yifan Li	Independent Director
Yifan Li

/s/ Taisu Zhang	Independent Director
Taisu Zhang

/s/ Yi Wang	Independent Director
Yi Wang

/s/ Hongfei Huang (Aaron)	Chief Financial Officer
Hongfei Huang (Aaron)	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Chagee Holdings Limited, has signed this registration statement or amendment thereto in New York on May 16, 2025.

Authorized U.S. Representative
Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.